EX-99.3
RESTRICTED STOCK UNIT AGREEMENT
(Time Vested)
     AGREEMENT made as of the ___day of March, 2009 (the “Grant Date”), by and between Art Technology Group, Inc., a Delaware Corporation (the “Company”), and ___(“you” or the “Grantee”).
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company (the “Board”) and the shareholders of the Company have approved the Company’s Amended and Restated 1996 Stock Option Plan (the “Plan”); and
     WHEREAS, the Compensation Committee of the Board (the “Committee”) (which is authorized to administer the Plan) has decided to grant you an award of restricted stock units as described herein pursuant to the Plan (the “Restricted Stock Units”); and
     WHEREAS, the Restricted Stock Units are to be evidenced by an Agreement in such form and containing such terms and conditions, as the Committee shall determine;
     NOW, THEREFORE, it is mutually agreed as follows:
     9.     Grant. The Company hereby grants to you, on the terms and conditions set forth herein, an aggregate of ___Restricted Stock Units subject to, and in accordance with, the terms set forth in this Agreement.
     10.     Plan Controls. This Restricted Stock Unit award is and shall be subject in every respect to the provisions of the Company’s Amended and Restated 1996 Stock Option Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Grantee hereby accepts this award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.
     11.     Vesting. The Restricted Stock Units shall be unvested as of the Grant Date, and shall vest as follows, provided that you are employed by the Company on each vesting date: (i) 25% of the Restricted Stock Unit award shall vest March 6, 2010 (the “First Vesting Date”) and (ii) an additional 25% shall vest upon each of the three following one year anniversaries of the First Vesting Date, so that the Restricted Stock Unit award shall be fully vested as of March 6, 2013.
     12.     Payment. Upon each vesting date, you shall receive one share of Company Common Stock for each vested Restricted Stock Unit; provided, however, that the number of shares you receive may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 5 below.
     13.     Withholding. Upon the settlement of Restricted Stock Units pursuant to Section 4 above, the Company, in its discretion, shall either: (i) withhold from issuance a number of shares sufficient to satisfy the minimum tax Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement (“Minimum Withholding Obligation”); or (ii) provide irrevocable instructions to a broker on behalf of the Grantee to sell a number of shares equal in value to the Minimum Withholding Obligation with the proceeds from such sale to be remitted to the Company. By accepting this Restricted Stock Unit award, the Grantee is hereby authorizing the Company to provide such instructions pursuant to (ii) above.
     14.     Nontransferability. Unless the Committee specifically determines otherwise, the Restricted Stock Units are personal to the Grantee and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.
     15.     Termination of Employment. Upon your termination of employment, for any reason or no reason, with or without cause, all unvested Restricted Stock Units shall immediately terminate and be of no further force or effect.
     Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

ART TECHNOLOGY GROUP, INC.

By:

I confirm my understanding of the foregoing and accept the Restricted Stock Unit award described above subject to the terms and conditions described herein. I hereby acknowledge receipt of a copy of the Plan, and agree that the terms of this Restricted Stock Unit award shall be governed by the Plan.

[NAME OF GRANTEE]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.

Date: March ___, 2009	By:
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer